(h)(3)(i)

AMENDMENT NO. 1

EXPENSE LIMITATION AGREEMENT

Amendment No. 1, effective August 19, 2011, to the Expense Limitation Agreement between AXA Equitable Funds Management Group, LLC (the “Manager”) and AXA Premier VIP Trust (the “Trust”) (“Amendment No. 1”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 1, 2011 (“Agreement”), between them as follows:

1.	Addition of Class K to the Agreement: The maximum Annual Operating Expense Limits for the Portfolios are revised to reflect the limits of the Class K Shares.

2.	Schedule A: Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 1 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No.1 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Steven M. Joenk Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 1

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class A	Class K	Class B (including amounts payable pursuant to Rule 12b-1)
Multimanager Core Bond Portfolio*	0.75%	0.75%	1.00%
AXA Aggressive Allocation Portfolio*	1.00%	1.00%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	0.75%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	0.85%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	0.90%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	0.95%	1.20%
Target 2015 Allocation Portfolio	0.35%	0.35%	0.60%
Target 2025 Allocation Portfolio	0.35%	0.35%	0.60%
Target 2035 Allocation Portfolio	0.35%	0.35%	0.60%
Target 2045 Allocation Portfolio	0.35%	0.35%	0.60%

*	Includes fees and expenses of underlying investment companies in which the Portfolio invests